Exhibit 28(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Report to Shareholders of SunAmerica Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Disclosure of Portfolio Holdings Policies and Procedures” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP
PricewaterhouseCoopers, LLP

Houston, Texas

April 21, 2015

Exhibit 28(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 30, 2015, relating to the financial statements and financial highlights which appear in the January 31, 2015 Annual Report to Shareholders of SunAmerica Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Disclosure of Portfolio Holdings Policies and Procedures” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP
PricewaterhouseCoopers, LLP

Houston, Texas

April 21, 2015